         As filed with the Securities and Exchange Commission on October 6, 1999
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                             SAGENT TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                                     800 W. El Camino Real, Suite 300
       Delaware                           Mountain View, CA 94040                               94-3225290
(State of incorporation)          (Address of principal executive offices)         (I.R.S. Employer Identification Number)

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                             1998 STOCK OPTION PLAN
                            1999 DIRECTOR OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               Kenneth C. Gardner
                      President and Chief Executive officer
                             Sagent Technology, Inc.
                        800 W. El Camino Real, Suite 300
                             Mountain View, CA 94040
                                 (650) 815-3100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                          Arthur F. Schneiderman, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300



====================================================================================================================================
                                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                       Proposed          Proposed
                          Title of                                                     Maximum           Maximum
                         Securities                                  Amount            Offering         Aggregate        Amount of
                            to be                                    to be              Price            Offering      Registration
                         Registered                              Registered(1)        Per Share           Price             Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
  To be issued for options under the Amended and Restated
   1995 Stock Option Plan                                        1,340,102 shares   $3.18 (2)          $ 4,261,525
  To be issued for options under the 1998 Stock Option Plan      2,470,000 shares   $7.52/$9.03 (3)    $19,680,000
  To be issued for options under the 1999 Director Option          150,000 shares   $11.06/$9.03(4)    $ 1,506,750
  To be issued under the 1999 Employee Stock Purchase Plan         450,000 shares   $9.03              $ 4,063,500
         TOTAL                                                   4,410,102 shares                      $29,511,775       $8,205
============================================================== =================== ================= ================= =============

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Such computation is based on the weighted average exercise price of $3.18 per share covering outstanding options under the Amended and Restated 1995 Stock Option Plan to purchase 1,340,102 shares.

(3) Computed in part pursuant to Rule 457(h) under the Securities Act of 1933 and in part pursuant to Rule 457(c) under the Securities Act. Such computation is based on (i) the weighted average exercise price of $7.52 per share covering outstanding options under the 1998 Stock Option Plan to purchase 1,737,815 shares and (ii) $ 9.03 per share (the average of the high and low price of the Common Stock as of the close of trading on September 28, 1999) for 732,185 shares.

(4) Computed in part pursuant to Rule 457(h) of the Securities Act and in part pursuant to Rule 457(c) under the Securities Act. Such computation is based on (i) the weighted average exercise price of $11.06 per share covering 75,000 outstanding options under the 1999 Director Option Plan and (ii) $
     9.03 per share (the average of the high and low price of the Common Stock as of the close of trading on September 28, 1999 for 75,000 shares.

(5) Computed pursuant to Rule 457(c) under the Securities Act. Such computation is based on $ 9.03 per share (the average of the high and low price of the Common Stock as of the close of trading on September 28, 1999 for 450,000 shares.

                             SAGENT TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Sagent Technology, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

     (1) The Registrant's Prospectus dated April 14, 1999 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933.

     (2) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 29, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 26, 1999, pursuant to the Exchange Act.

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 16, 1999, pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant and has rendered an opinion as to the Common Stock offered hereby. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is Secretary of Sagent. Mr. Schneiderman and certain investment partnerships of Wilson Sonsini Goodrich & Rosati beneficially owned 180,445 shares of the Registrant's Common Stock as of October 5, 1999.

Item 6. Indemnification of Directors and Officers.

     The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

     o Any breach of the director's duty of loyalty to the Registrant or its stockholders

     o Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law

     o Unlawful payments or dividends or unlawful stock repurchases or redemptions or other distributions

     o Any transaction from which the director derived an improper personal benefit.

     The Registrant's bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     The Registrant's bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit Number                       Description
     --------------                       -----------
        4.1*           1995 Stock Plan, as amended.
        4.2*           1998 Stock Option Plan.
        4.3*           1999 Director Option Plan.
        4.4*           1999 Employee Stock Purchase Plan.
        5.1            Opinion of counsel as to legality of securities being registered.
        23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
        23.2           Consent of counsel (contained in Exhibit 5.1).
        24.1           Power of Attorney (see page II-4).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective on April 14, 1999.

Item 9. Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 30th day of September, 1999.

                                       SAGENT TECHNOLOGY, INC.


                                       By: /s/ Kenneth Gardner
                                           -------------------------------------
                                           Kenneth C. Gardner,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth C. Gardner and W. Virginia Walker, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed on September 30, 1999 by the following persons in the capacities indicated.

Signature                              Title
---------                              -----
/s/ Kenneth C. Gardner                 President, Chief Executive Officer and Director (Principal Executive
--------------------------------       Officer)
Kenneth C. Gardner

/s/ W. Virginia Walker                 Executive Vice President, Finance and Administration, and Chief Financial
--------------------------------       Financial Officer (Principal Financial Officer and Principal
W. Virginia Walker                     Accounting Officer)

/s/ John E. Zicker                     Executive Vice President, Technology, Chief Technology Officer  and
--------------------------------       Director
John E. Zicker

/s/ Shanda Bahles                      Director
--------------------------------
Shanda Bahles

/s/ Richard Shapero                    Director
--------------------------------
Richard Shapero

/s/ Jeffrey T. Webber                  Director
--------------------------------
Jeffrey T. Webber

/s/ Klaus S. Luft                      Director
------------------------------------
Klaus S. Luft

                                INDEX TO EXHIBITS

     Exhibit Number                       Description
     --------------                       -----------
        4.1*           1995 Stock Plan, as amended.
        4.2*           1998 Stock Option Plan.
        4.3*           1999 Director Option Plan.
        4.4*           1999 Employee Stock Purchase Plan.
        5.1            Opinion of counsel as to legality of securities being registered.
        23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
        23.2           Consent of counsel (contained in Exhibit 5.1).
        24.1           Power of Attorney (see page II-4).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective on April 14, 1999.